Exhibit 21

BIOGEN INC.

The following is a list of subsidiaries of Biogen Inc. as of December 31, 2020, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

SUBSIDIARY	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Biogen Foundation Inc.	Massachusetts
Biogen MA Inc.	Massachusetts
Biogen Realty Corporation	Massachusetts
Biogen Realty Limited Partnership	Massachusetts
Biogen U.S. Corporation	Massachusetts
Biogen U.S. Limited Partnership	Massachusetts
Biogen (RTP) Realty LLC	Delaware
Biogen Chesapeake LLC	Delaware
Biogen Holding I LLC	Delaware
Biogen Holding II LLC	Delaware
Biogen Manufacturing Holding LLC	Delaware
Biogen New Ventures Inc.	Delaware
Biogen SRO Inc.	Delaware
Biogen Therapeutics Inc.	Delaware
Biogen U.S. Pacific LLC	Delaware
Biogen U.S. West Corporation	Delaware
Conforma Therapeutics Corporation	Delaware
Stromedix, Inc.	Delaware
Nightstar, Inc.	Delaware
Biogen (Argentina) SRL	Argentina
Biogen Australia PTY Ltd	Australia
Biogen Austria GmbH	Austria
Biogen Belgium N.V./S.A.	Belgium
Biogen International Holding Limited	Bermuda
Biogen (Bermuda) Technologies Ltd.	Bermuda
Biogen Brasil Produtos Farmaceuticos LTDA	Brazil
Biogen Canada Inc.	Canada
Biogen Chile SpA	Chile
Biogen Biotechnology (Shanghai) Co., Ltd	China
BIIB Colombia S.A.S.	Colombia
Biogen Pharma d.o.o.	Croatia
Biogen (Czech Republic) s.r.o.	Czech Republic
Biogen (Denmark) A/S	Denmark
Biogen Estonia OU	Estonia
Biogen Finland OY	Finland
Biogen France S.A.S.	France
Biogen GmbH	Germany
Biogen Hong Kong Limited	Hong Kong
Biogen Hungary KFT	Hungary
Biogen Idec Biotech India Pvt. Ltd.	India
Biogen Idec (Ireland) Ltd.	Ireland

Nightstar Europa Limited	Ireland
Biogen Italia S.R.L.	Italy
Biogen Japan Ltd.	Japan
Biogen Korea LLC	Korea
Biogen Latvia SIA	Latvia
Biogen Lithuania UAB	Lithuania
Biogen Luxembourg Holding S.a.r.l.	Luxembourg
Biogen Mexico S. de R.L. de C.V.	Mexico
Biogen Mexico Servicios S. de R.L. de C.V.	Mexico
Biogen NZ Biopharma Ltd.	New Zealand
Biogen Norway AS	Norway
Biogen Poland Sp. z.o.o.	Poland
Biogen Portugal Sociedade Farmaceutica, Unipessoal Lda.	Portugal
Biogen Slovakia s.r.o.	Slovak Republic
Biogen Pharma, farmacevtska in biotehnoloska druzba, d.o.o.	Slovenia
Biogen Spain, S.L.	Spain
Biogen Sweden AB	Sweden
Biogen International GmbH	Switzerland
Biogen International Neuroscience GmbH	Switzerland
Biogen Management Services GmbH	Switzerland
Biogen Swiss Investments GmbH	Switzerland
Biogen Swiss Manufacturing GmbH	Switzerland
Biogen Switzerland AG	Switzerland
Biogen Switzerland Holdings GmbH	Switzerland
Eidetica Biopharma GmbH	Switzerland
Biogen Taiwan Limited	Taiwan
Biogen B.V.	The Netherlands
Biogen Netherlands B.V.	The Netherlands
Biogen Idec Limited	United Kingdom
Biogen Idec Research Ltd.	United Kingdom
Convergence Pharmaceuticals Limited	United Kingdom
Convergence Pharmaceuticals Holdings Ltd.	United Kingdom
Old Convergence Pharmaceuticals Limited	United Kingdom
Silver Acquisition Co. Ltd.	United Kingdom
Nightstar Therapeutics Limited	United Kingdom
NightstaRx Limited	United Kingdom
Tungsten Bidco Limited	United Kingdom
Biogen Idec Uruguay SA	Uruguay